Exhibit 99.1

General Cable Corporation Announces Pricing of $600 Million of Senior Notes

HIGHLAND HEIGHTS, Ky.--(BUSINESS WIRE)--September 20, 2012--General Cable Corporation (NYSE: BGC), one of the most globally diversified industrial companies, (the “Company”), announced today the pricing of $600 million in aggregate principal amount of senior notes due 2022 (the “Notes”) in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Interest on the Notes is payable in cash on a semi-annual basis and will accrue at a rate of 5.75% per annum.

The Notes will be general unsecured obligations of the Company and will be guaranteed on an unsecured senior basis by each of our existing and future U.S. and Canadian subsidiaries that is a borrower or a guarantor under our senior credit facility.

The Notes will be offered only to qualified institutional buyers in reliance upon Rule 144A under the Securities Act and non-U.S. persons outside of the United States in reliance upon Regulation S under the Securities Act.

The Company intends to use the proceeds of the offering to refinance its 7.125% senior notes due 2017 (the “2017 Notes”) through a redemption and its 0.875% senior convertible notes due 2013 (“2013 Notes”) through a possible tender offer, purchases or payment at maturity and for other general corporate purposes.

In connection with the offering of the Notes, the Company will agree, subject to certain conditions, to file a registration statement relating to a registered offer to exchange the Notes for new registered notes having substantially identical terms as the Notes.

The Notes have not been registered under the Securities Act or applicable state securities laws and, unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute a notice of redemption under the indenture governing the 2017 Notes nor an offer to tender for, or purchase, any 2013 Notes or any other security.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

General Cable (NYSE:BGC), a Fortune 500 Company, is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, specialty, construction and communications markets. For more information about General Cable products, please contact your local sales representative.

Forward Looking Statements

Certain statements in this press release of General Cable Corporation, a Delaware corporation (the “Company”), including, without limitation, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. Forward-looking statements can generally be identified as statements containing the words “believe,” “expect,” “may,” “could,” “anticipate,” “intend,” “should,” “estimate,” “project,” “will,” “plan,” “assume,” “seek to” or other similar expressions, although not all forward-looking statements contain these identifying words. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which the Company has no control. These risks and uncertainties include, but are not limited to, those described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2012, as well as any current and periodic reports filed with the SEC subsequent to such date. Forward looking statements reflect the views and assumptions of management as of the date of this press release with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this press release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

CONTACT:
General Cable Corporation
Len Texter, Manager, Investor Relations, 859-572-8684